UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2017

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)
As previously disclosed, management of Carver Bancorp, Inc. (the "Company") has identified material weaknesses in the Company's internal control over financial reporting and has been engaged in an ongoing review of its financial reporting and reconciliation practices and remediation of related control weaknesses related thereto with the assistance of its new Chief Financial Officer, who joined the Company in March 2016. In conjunction with the ongoing review of reconciliations and internal controls related thereto, approximately $1.8 million of reconciling items were identified as uncollectable and written off primarily during the fourth quarter of fiscal 2017; management has reviewed and evaluated the items written off and has concluded that $1.2 million of these write-offs should be  accounted for in prior periods. Management's current evaluation of the items written off indicates that approximately $420,000 of the amount written off should be accounted for in fiscal 2016 and the remainder should be accounted for in years prior to fiscal 2016. On July 7, 2017, upon the recommendation of management, the Audit and Finance Committee of the Board of Directors (the "Audit Committee") determined that the combined effect of the items written off was material to the Company's financial statements and that the Company would restate its financial statements for the fiscal year ended March 31, 2016 and its unaudited interim financial statements for the fiscal quarters ended June 30, 2015 through December 31, 2016. Accordingly, the Company's financial statements for such fiscal periods previously filed with the SEC, including interim periods within such fiscal years, should no longer be relied upon. In addition, any previously issued press release or other publicly issued statement by the Company containing financial information for such periods should not be relied upon.

The Audit Committee has engaged the Company's current independent registered public accounting firm, BDO USA, LLP ("BDO"), to reaudit the Company's financial statements for the fiscal year ended March 31, 2016. As previously disclosed, BDO was retained by the Company as its independent accounting firm in July 2016. Although the Company cannot at this time estimate when the reaudit of its consolidated financial statements for fiscal 2016 will be completed, it is diligently pursuing completion of the reaudit and intends to file the Form 10-K as soon as reasonably practicable. Following completion of such reaudit, the Company plans to file restated financial statements for the affected fiscal period along with its financial statements for fiscal 2017. The Company does not expect to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 by the August 14, 2017 deadline.

The Company has informed KPMG LLP, the Company's former independent registered public accounting firm, of the matters disclosed in this filing. The Audit Committee and the Company's management have discussed the matters disclosed in this Current Report on Form 8-K with BDO.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are "forward-looking statements" within the meaning of the applicable securities laws and regulations. The words "estimates," "expects" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company's intent to restate its prior consolidated financial statements and the estimated adjustments of the restated financials, involve risks and uncertainties which may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the Company's and its audit committee's internal review, the risk that the process of preparing and auditing the restated consolidated financial statements or other subsequent events would require the Company to make additional adjustments and the time and effort required to complete the restatement of its consolidated financial statements, as well as other risks described more fully in the Company's filings with the SEC. Forward-looking statements reflect management's analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01   Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits. Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.
DATE: July 20, 2017	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer